Form N-SAR

Sub Item 77E
Legal Proceedings
33-63212, 811-7736

     Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Aspen Series Annual Reports to Shareholders, filed on Form N-CSR on February 28, 2008, accession number 0001104659-08-013800 (File No. 33-63212).